                               FIRST AMENDMENT TO
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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Check the appropriate box:

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12

                         TOREADOR RESOURCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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         0-11.

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                                PRELIMINARY COPY

                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205
                                 (214) 559-3933


                        SOLICITATION OF WRITTEN CONSENTS


                                __________, 2000


To the Stockholders of Toreador Resources Corporation:


         The written consent of the holders of Toreador Resources Corporation's common stock, par value $0.15625 per share, of record at the close of business on October 19, 2000, is requested by the Board of Directors in regard to the issuance of up to 180,000 shares of our common stock as described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Toreador Resources Corporation at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205 on or before __________, 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.


                                      By Order of the Board of Directors


                             By:      /s/ GERRY F. CARGILE
                                      -----------------------------------
                                      Gerry F. Cargile, Secretary

                                PRELIMINARY COPY

                         TOREADOR RESOURCES CORPORATION
                           4809 COLE AVENUE, SUITE 108
                               DALLAS, TEXAS 75205

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ISSUANCE OF UP TO AN ADDITIONAL
                         180,000 SHARES OF COMMON STOCK


                                  INTRODUCTION


         This Consent Solicitation Statement is furnished by the Board of Directors of Toreador Resources Corporation, a Delaware corporation (the "Company"), to the stockholders of the Company in connection with the solicitation by the Company of the written consents of the stockholders to the issuance of up to an additional 180,000 shares of our common stock, par value $0.15625 per share (the "Deferred Shares"). The Deferred Shares will have identical rights and preferences as the Company's currently outstanding shares of common stock.

         The purpose of the issuance of the Deferred Shares is to satisfy certain obligations that are owed to certain stockholders of Texona Petroleum Corporation, a Delaware corporation ("Texona") pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 11, 2000, by and among Texona, the Company, and Toreador Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, the outstanding stock of Texona was exchanged for a total of 1,115,000 shares of common stock of the Company, of which 1,025,000 shares (19.6% of the then outstanding shares) were issued to the Texona stockholders at the closing of the merger on September 19, 2000.

         We did not issue all 1,115,000 shares due to the rules of the National Association of Securities Dealers Automated Quotation ("Nasdaq") requiring us to obtain stockholder approval before the issuance of common stock constituting or having voting power equal to or greater than 20% of the outstanding common stock. On September 19, 2000, 1,115,000 shares of common stock constituted approximately 21% of the then outstanding shares. Therefore, in order to comply with the applicable Nasdaq rules, we initially issued shares of our common stock equal to 19.6% of the outstanding shares on September 19, 2000, and are now requesting stockholder approval for the issuance of the Deferred Shares. Pursuant to the Merger Agreement, the Deferred Shares must be issued no later than June 1, 2001 in order to avoid penalty payments of $150,000 per month to the Texona Petroleum Corporation stockholders until the Deferred Shares are issued. If the stockholders do not approve the issuance of the Deferred Shares, we will have to make payments of $150,000 per month until the Deferred Shares are authorized for issuance, if ever.

         The actual number of Deferred Shares to be issued will be between 90,000 and 180,000 based on a formula set forth in the Merger Agreement, subject to adjustment prior to the issuance of the Deferred Shares of (i) the payment of dividends on our currently issued common stock in shares of our common stock;
(ii) a stock split of our common stock; (iii) a reverse stock split of our common stock; or (iv) other reclassifications or recapitalizations of our common stock. We do not anticipate taking any action prior to the issuance of the Deferred Shares that would require such an adjustment. Therefore, we are not requesting authorization to issue more than 180,000 Deferred Shares that are potentially issuable pursuant to the Merger Agreement without regard for any adjustments described above. Once issued, the Deferred Shares will be shares of our common stock having identical rights and preferences as our currently outstanding shares of common stock.

         Except for the Texona stockholders which will receive the Deferred Shares, the current stockholders of the Company's common stock will have their percentage ownership of common stock diluted due to the issuance of the Deferred Shares only to the Texona stockholders. This dilution is approximately 1.7% of the common stock holdings of each such stockholder if 90,000 Deferred Shares are issued and 3.4% of the common stock holdings of each such stockholder if 180,000 Deferred Shares are issued. The actual amount of dilution for each stockholder will depend on the actual number of Deferred Shares issued.


         The Board of Directors unanimously approved the issuance of the additional shares of common stock as of August 1, 2000. Although approval by stockholders of the Company of the issuance of common stock is not required under governing Delaware law, such approval is required under the Nasdaq Rules applicable to companies listed on the Nasdaq National Market. To assure continued compliance with the listing rules of the Nasdaq National Market, the terms of the Merger Agreement provide that the Deferred Shares can only be issued if the stockholder approval is obtained.

         Under the Nasdaq Rules, we are required to obtain the approval of our stockholders before the issuance of common stock (or securities convertible into common stock) constituting or having voting power equal to or greater than 20% of the outstanding common stock. The Deferred Shares when aggregated with the shares previously issued pursuant to the Merger Agreement would exceed 20% of the outstanding common stock. Accordingly, under the Nasdaq Rules, the affirmative vote of the holders of a majority of the outstanding shares of our common stock at the close of business on October 19, 2000, is required to approve the issuance.


         The Company intends to distribute this Consent Solicitation Statement, the accompanying Consent Card and the related materials commencing on or about __________, 2000, to the holders of record of the Company's common stock at the close of business on October 19, 2000. Written consents of stockholders representing a majority of the outstanding shares of common stock at the close of business on October 19, 2000, are required to approve the issuance of the Deferred Shares.


         The principal executive offices of the Company are located at 4809 Cole Avenue, Suite 108, Dallas, Texas 75205, and the telephone number of the Company is 214.559.3933.

                              THE CONSENT PROCEDURE

GENERAL

         The proposed issuance of the Deferred Shares is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record at the close of business on October 19, 2000 are entitled to consent, to withhold their consent, or to revoke their consent, to the issuance of the Deferred Shares. Stockholders are entitled to one consent for each outstanding share of common stock held at the close of business on October 19, 2000. As of the close of business on October 19, 2000, there were 6,249,571 issued and outstanding shares of common stock.

         Consents, once dated, signed and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

         The issuance of the Deferred Shares will be approved at such time as the Company holds unrevoked written consents of stockholders approving the issuance of the Deferred Shares representing a majority of the outstanding shares of common stock at the close of business on October 19, 2000. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the issuance of the Deferred Shares.

         Stockholders are requested to indicate approval of the issuance of the Deferred Shares by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the issuance of the Deferred Shares, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the issuance of the Deferred Shares, or abstention with respect to the approval of the issuance of the Deferred Shares, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the issuance of the Deferred Shares or abstention with respect to the approval of the issuance of the Deferred Shares, respectively, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the issuance of the Deferred Shares.

         Consent Cards may be delivered to the Company at the following address:

                         Toreador Resources Corporation
                           4809 Cole Avenue, Suite 108
                               Dallas, Texas 75205
                              Attention: Secretary

         Consent Cards should be delivered to the Company as soon as possible. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

ABSENCE OF APPRAISAL RIGHTS/PREEMPTIVE RIGHTS

         Stockholders who abstain from consenting with respect to the issuance of the Deferred Shares, or who withhold consent to the issuance of the Deferred Shares, do not have the right to an appraisal of their shares of common stock or any similar dissenters' rights under Delaware law. The stockholders of the common stock do not have any preemptive rights with regard to the proposed issuance of Deferred Shares.

EXPENSE OF CONSENT SOLICITATION

         The Company will bear the entire cost of the solicitation of stockholder approval of the issuance of the Deferred Shares, including the preparation, assembly, printing and mailing of this consent statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs in forwarding the solicitation material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of consents by mail with telephone, telegram, or personal solicitation of consents by directors, officers, or employees of the Company. However, if such persons are called upon to solicit consents on behalf of the Company, no additional compensation will be paid for any of such services.

                                     VOTING

VOTING PROCEDURES AND TABULATION

         Under the Nasdaq Rules, we are required to obtain the approval of our stockholders before the issuance of common stock (or securities convertible into common stock) constituting or having voting power equal to or greater than 20% of the outstanding common stock or if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding. In connection with the Deferred Shares, the amount and voting power of such shares would exceed 20% of the outstanding common stock when combined with the 1,025,000 shares of common stock authorized for issuance at the closing of the merger. Accordingly, under the Nasdaq Rules, the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the issuance of the Deferred Shares. Aside from this consent solicitation, no further stockholder vote or approval related to the issuance of the Deferred Shares as contemplated by the Agreement and Plan of Merger will be sought or is required.

VOTING SECURITIES

         Our only voting security outstanding and entitled to vote at any special meeting or to consent in lieu of special meeting is our common stock, par value $.15625 per share. Only the holders of record of our common stock at the close of business on October 19, 2000, the record date for the consent solicitation, are entitled to receive this Consent Solicitation Statement and related materials and to vote on the issuance of the Deferred Shares using the Consent Card.


         At the close of business on October 19, 2000, there were 6,249,571 shares of common stock outstanding and entitled to be counted. Each share of common stock is entitled to one vote. The holders of Series A Convertible Preferred Stock of the Company, par value $1.00 ("Series A Preferred Stock"), are not entitled to vote on any of the matters submitted for approval in the consent in lieu of special meeting. Unless the context otherwise requires, all references to "stockholders" in this Consent Solicitation Statement refer only to holders of common stock.


         The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The holders of Series A Preferred Stock have limited voting rights in certain circumstances, but were not entitled to vote on the issuance of the Deferred Shares.

AGREEMENTS WITH THE GRALEE PERSONS AND THE DANE FALB PERSONS

         On June 25, 1998, the Gralee Persons (specifically, Messrs. G. Thomas Graves III, William I. Lee, Lee Global Energy Fund, L.P. ("Lee Global"), Gralee Capital Corp., and Gralee Partners, L.P.), the Dane Falb Persons (specifically Messrs. Peter L. Falb, Edward Nathan Dane, Firethorn I Limited Partnership, the Hilary Bell Falb 1983 Trust, the Alison Forslund Falb 1985 Trust, the Forslund Irrevocable Trust and Dane, Falb, Stone & Co., Inc.) and Messrs. John V. Ballard, J. W. Bullion, Thomas P. Kellogg, Jr., John Mark McLaughlin, Peter R. Vig and Jack L. Woods (collectively with the Gralee Persons and the Dane Falb Persons, the "Voting Agreement Stockholders"), entered into a Stockholder Voting Agreement (the "Stockholder Agreement"). Pursuant to the Stockholder Agreement, the Voting Agreement Stockholders agreed to support the nomination and election of a slate of seven nominees standing for election as directors at the 1999 Special Meeting and at the 2000 and 2001 Special Meetings if such nominees were willing to act as directors. The Stockholder Agreement provides that the seven nominees are to be: Messrs. Bullion, Kellogg, McLaughlin (collectively, the "Company Designees"); Messrs. Graves and Lee (collectively, the "Gralee Designees"); and Messrs. Falb and Dane (collectively, the "Dane Falb Designees"). These seven nominees were elected as directors at the 1999 Annual Meeting and the 2000 Annual Meeting, and will again be nominated for election at the 2001 Annual Meeting.

THE VOTING AGREEMENT

         The Voting Agreement Stockholders also agreed that they would vote all of their shares of common stock at the 1999, 2000 and 2001 Special Meetings in favor of each such nominee. Subsequent to the signing of the Stockholder Agreement, Wilco Properties, Inc. ("Wilco") agreed to be bound by the terms of the Stockholder Agreement. The Voting Agreement Stockholders and Wilco hold approximately 37.61% of the shares of common stock outstanding at the close of business on the record date, October 19, 2000.

         If one or more of the Company Designees declines to stand as nominee(s) for the election of directors at the 2001 Special Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by a committee of the Board of Directors consisting of the Company Designees as established pursuant to the Bylaws (the "Company Nominating Committee"). If one or more of the Gralee Designees declines to stand as nominees for the election of directors at the 2001 Special Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Gralee nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Gralee Nominating Committee"). If one or more of the Dane Falb Designees declines to stand as nominee(s) for the election of directors at the 2001 Special Meeting, the Voting Agreement Stockholders agreed that replacement nominee(s) shall be nominated by the Falb nominating committee of the Board of Directors as established pursuant to the Bylaws (the "Falb Nominating Committee").

         The Stockholder Agreement also provides that no Voting Agreement Stockholder will, prior to December 31, 2000:

o except as otherwise permitted by the Settlement Agreement (as defined below), (A) seek election to, or seek to place a representative on, the Board of Directors, (B) engage in any solicitation of proxies with respect to any of our securities, or (C) become a participant in any election contest relating to the election of directors of the Company;

o initiate, propose or otherwise solicit our stockholders for the approval of any stockholder proposal;

o vote in favor of any matter or proposal submitted to our stockholders unless such matter or proposal is first recommended to stockholders by a vote of five of the seven members of the Board of Directors;

o propose or seek to effect or seek permission to propose or effect other than as a stockholder on an equal basis (A) any form of business combination transaction or similar transaction with the Company, (B) any sale of our assets, (C) any issuance or sale of our equity securities, or (D) any restructuring, recapitalizing or similar transaction with the Company;

o initiate, propose or otherwise solicit stockholders to amend or terminate the Company's Rights Agreement (the "Rights Agreement") or to redeem the rights issued under the Rights Agreement; or

o aid, encourage or act in concert with any person, firm, corporation, group or other entity to take any of the foregoing actions.

         The Company, the members of the Board of Directors at the time the Stockholder Agreement was signed, the Gralee Persons, Wilco and the Dane Falb Persons entered into an agreement (the "Settlement Agreement") that provides for mutual releases by the parties and certain related entities (the "Released Parties") of all existing and future claims arising out of each Released Party's activities up to the date of the Settlement Agreement with respect to the Company. The Settlement Agreement provides that each party will refrain from public criticism of the other parties concerning the matters resolved by the Agreement. The Settlement Agreement also provides that, for a period of six years after the date of such agreement, the Company will, subject to certain limitations, cause to be maintained in effect the current directors' and officers' liability insurance policies for the benefit of those persons who are currently covered by such policies, on terms no less favorable than the terms of such current insurance coverage.

         In connection with the Stockholder Agreement and the Settlement Agreement, the Board of Directors approved an amendment to the Bylaws that became effective immediately following the 1998 Special

Meeting and that expires upon the earlier to occur of (i) such time as (x) Lee Global, together with its affiliates and associates, are no longer the beneficial owners in the aggregate of at least 10% of the shares of common stock then outstanding, and (y) the Dane Falb Persons are no longer the beneficial owners in the aggregate of at least 10% of the shares of common stock then outstanding, and (ii) the day immediately subsequent to the 2000 Special Meeting of stockholders of the Corporation (the "Bylaw Amendment"). The Bylaw Amendment

o establishes the Company Nominating Committee, the Gralee Nominating Committee and the Falb Nominating Committee of the Board of Directors,

o sets the number of persons constituting the Board of Directors at seven, and

o provides that three persons shall be nominated as directors on behalf of the Company by the Company Nominating Committee, two persons shall be nominated as directors on behalf of the Company by the Gralee Nominating Committee and two persons shall be nominated as directors on behalf of the Company by the Falb Nominating Committee.

         The provisions of the Bylaws implemented by the Bylaw Amendment may be amended or repealed only by the affirmative vote of five of the members of the entire Board of Directors or the holders of 75% of the outstanding common stock.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of September 30, 2000, the beneficial ownership of common stock and Series A Preferred Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of the Company as a group. G. Thomas Graves III, President and Chief Executive Officer of the Company since July 1998 and a director of the Company, and Edward C. Marhanka, Vice President of the Company are the only executive officers for the purpose of this table.


                                                            Common Stock                      Series A Preferred Stock
                                                          Beneficially Owned                     Beneficially Owned

                                                     Number of          Percent of            Number of     Percent of
                                                      Shares               Class               Shares         Class
J. W. Bullion                                           34,924(1)                 *(1)               --             --

Thomas P. Kellogg, Jr.                                  46,000(1)(2)              *(1)(2)         4,000           2.50%

John Mark McLaughlin                                   308,035(3)(5)          5.52%(3)(5)        10,000           6.25%

Edward Nathan Dane                                     836,716(6)            12.27%(6)               --             --

Peter L. Falb                                          948,716(6)            13.91%(6)            4,000           2.50%

G. Thomas Graves III                                 1,556,316(7)            22.82%(7)               --             --

William I. Lee                                       1,556,316(7)            22.82%(7)           42,000          26.25%

Beneficial owner of 5% or more (excluding persons named above)

Peter L. Falb, Edward Nathan Dane, Firethorn           948,716(6)            13.91%(6)               --             --
I Limited Partnership and Dane, Falb, Stone &
Co., Inc. c/o Peter L. Falb 33 Broad Street,
Boston, Massachusetts 02109

Lee Global Energy Fund, L.P., 4809 Cole              1,556,316(7)            22.82%(7)               --             --
Ave., Suite 107, Dallas, Texas 75205

Wilco Properties, Inc., 4809 Cole Ave. , Suite       1,556,316(7)            22.82%(7)            2,000           1.25%
107, Dallas, Texas 75205

Daniel M. Murphy                                       564,600                8.28%

All directors and executive officers as a group      3,486,258(8)            51.11%(8)           62,000          38.75%
of 8

-----------
*Less than one percent

(1) Includes 20,000 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(2) Includes 25,000 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 62,500 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(4) Includes 26,667 shares of common stock with respect to which Mr. Marhanka has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such are deemed outstanding).

(5) Includes 35,000 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(6) Messrs. Dane and Falb share voting and dispositive power with respect to 945,383 shares of common stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. Mr. Falb has sole voting and dispositive power with respect to 112,000 shares. The information regarding Messrs. Dane's and Falb's beneficial ownership of the Company's common stock is disclosed on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Mr. Falb through February 8, 2000, and includes 25,000 shares of common stock assuming the conversion of Mr. Falb's 4,000 shares of Series A Preferred Stock, and the 6,666 shares of common stock which Messrs. Dane and Falb have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

         If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board (as defined in the Stockholder Voting Agreement), the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of common stock. The group disclaims any such beneficial ownership.

(7) Pursuant to that certain Joint Filing Agreement, entered into by and among Lee Global, Messrs. Graves and Lee and Wilco, dated as of September 18, 1998 (previously filed with the SEC by Lee Global as
         Exhibit 7.9 to the Schedule 13D/A No. 6 on September 23, 1998 and incorporated herein by reference), each of Lee Global, Messrs. Graves and Lee and Wilco may be deemed to beneficially own 1,556,316 shares of common stock (which is approximately 26.98% of the shares of common stock outstanding on January 31, 2000, including (i) the 20,000 shares owned by Mr. Graves; (ii) the 175,200 shares owned by Mr. Lee; (iii) the assumed conversion of Series A Preferred Stock issued to Mr. Lee into 250,000 shares of common stock, and (iv) the 86,666 shares of common stock which Messrs. Lee and Graves have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding). Messrs. Graves and Lee may be deemed to have shared voting power and shared dispositive power over (i) 865,550 shares of common stock owned by Lee Global; (ii) 156,400 shares of common stock owned by Wilco; and (iii) 12,500 shares of common stock resulting from the assumed conversion of Series A Preferred Stock issued to Wilco.

         If the relationships relating to the Stockholder Voting Agreement, dated as of June 25, 1998, by and among the Current Board, the Dane Falb Persons and the Gralee Persons, constitute a group for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, then the group may be deemed to be the beneficial owner of the other parties' shares of common stock. The group disclaims any such beneficial ownership.

(8) Includes (i) 167,499 shares of common stock which are subject to stock options currently exercisable by the seven directors, 26,667 shares of common stock which are subject to stock options currently exercisable by Mr. Edward C. Marhanka, Vice President-Operations of the Company and 1,000 shares of common stock which are otherwise owned directly by Mr. Marhanka, and (ii) the assumed conversion of shares of Series A Preferred Stock issued to Wilco Properties, Inc., and Messrs. Kellogg, McLaughlin, Falb and Lee into 12,500, 25,000, 62,500, 25,000 and
         250,000 shares of common stock, respectively.

         Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than ten percent of the common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and persons who own more than ten percent of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders were complied with except as set forth below. During 1999 Mr. Weir failed to file a Form 3 with respect to becoming an executive officer. During 1999 stock options were issued pursuant to existing plans and were not reported for Messrs. McLaughlin, Bullion, Kellogg, Lee, Graves, Falb, Dane, Weir and Marhanka. Wilco purchased 2,000 shares of preferred stock in March 1999 and failed to submit a Form 4; consequently, Mr. Lee has not to date reported such transaction on a Form 4 with respect to his indirect beneficial ownership of such shares. For each of the following persons, the number of transactions not reported on a timely basis is as follows: McLaughlin (2), Bullion (2), Kellogg
(2), Lee (3), Graves (1), Falb (2), Dane (2), Weir (1), Marhanka (1) and Wilco
(1).

                                    AUDITORS

         Ernst & Young LLP, which has served as the Company's independent public accountants since 1999, has been selected to audit the financial statements of the Company for the year ended December 31, 2000. This selection will not be submitted to stockholders for ratification or approval.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         The Annual Report of the Company for its fiscal year ended December 31, 1999 was distributed to stockholders on April 28, 2000, accompanying the Company's 2000 Proxy Statement. Included in Appendix 1 to the 2000 Proxy Statement are the 1999 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. The Appendix did not constitute a part of the 2000 Proxy Statement, but was provided in conjunction with the 1999 Annual Report. The Company announced the completion of the merger and published the Agreement and Plan of Merger in a filing made on Form 8-K on October 2, 2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Consent Solicitation Statement. We incorporate by reference the documents listed below:

         o Annual Report on Form 10-K for the year ended December 31, 1999;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;


         o Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and


         o        Current Report on Form 8-K dated October 2, 2000.


         All of these documents are included with this Consent Solicitation Statement, except for the Annual Report on Form 10-K for the year ended December 31, 1999. This report was previously distributed to stockholders on April 28, 2000. However, if you so desire, another copy of this Annual Report on Form 10-K, along with any and all information incorporated by reference (not including exhibits to the information that is incorporated by reference), may be provided to you by first class mail or other equally prompt means, without charge to you and within one business day of receipt of a written or oral request directed to:

                         Toreador Resources Corporation
                          4809 Cole Avenue, Suite 108
                                Dallas, TX 75205
                              Attention: Secretary
                          Phone Number: (214) 559-3933


                                          By Order of the Board of Directors,

                                          /s/ John Mark McLaughlin

                                          John Mark McLaughlin
                                          Chairman of the Board of Directors

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN AND DATE
                          YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                       WRITTEN CONSENT OF STOCKHOLDERS OF
                         TOREADOR RESOURCES CORPORATION

THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF THIS CONSENT IS SIGNED, DATED AND DELIVERED TO TOREADOR RESOURCES CORPORATION WITH NO DESIGNATION BY THE UNDERSIGNED, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE ISSUANCE OF UP TO 180,000 SHARES OF THE COMMON STOCK OF TOREADOR RESOURCES CORPORATION.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

The undersigned hereby takes the following action with respect to all of the shares of common stock of Toreador Resources Corporation that the undersigned is entitled to vote:

To the issuance of up to an additional 180,000 shares of Toreador Resources Corporation's common stock, par value $0.15625 per share pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 11, 2000, by and among Texona Petroleum Corporation, Toreador Resources Corporation, and Toreador Acquisition Corporation.

PLEASE MARK AS IN THIS SAMPLE        [X]

Consents              Does Not Consent              Abstains

   [ ]                      [ ]                       [ ]

                          (Please sign and date below)


                                                   Dated:             , 2000
                                                          ------------



                                                   -------------------------

                                                   Signature of Stockholder(s)




                                                   -------------------------

                                                   Signature of Stockholder(s)


                                                   If signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such, and,
                                                   if signing for a corporation,
                                                   give your title. When shares
                                                   are in the names of more than
                                                   one person, each should sign.